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                                                                   EXHIBIT 10.40

                         LEASE AGREEMENT

     THIS LEASE is made this 11 day of August, 1997, by and between GWINNETT INDUSTRIES, INC., a Georgia corporation (hereinafter referred to as "Lessor"); and SED INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "Lessee").


                      W I T N E S S E T H:

Premises

     1. Lessor, for and in consideration of the rents, covenants, agreements, and stipulations hereinafter mentioned, reserved, and contained, to be paid, kept and performed by the Lessee, has leased and rented, hereby does lease and rent, to the Lessee, and said Lessee hereby agrees to lease and take upon the terms and conditions which hereafter appear, the following described property (hereinafter called the "Premises"):

All that tract or parcel of land lying and being in Land Lot 138 of the 18th District of DeKalb County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin staked on the east right-of-way of Rock Mountain Boulevard 1,477.6 feet south of the center line of Lewis Road as measured along the right-of-way line of Rock Mountain Boulevard; running thence in an easterly direction 386.0 feet to an iron pin staked, thence in a southerly direction
260.0 feet to a point; thence in a westerly direction 386.0 feet, more or less, to a point on the east right-of-way line of Rock Mountain Boulevard; thence in a northerly direction 260.0 feet along the east right-of-way line of Rock Mountain Boulevard to an iron pin staked and the point of beginning.

Included in this lease is a 40,160 square foot building and premises known as 1475 Rock Mountain Boulevard, Stone Mountain, GA 30083.

This Lease is subject to all encumbrances, easements, covenants and restrictions of record.

Term

     2. To have and to hold for a term of three (3) years, said term to begin on the *1st day of October, 1997, and to end at midnight on the 30th day of September, 2000, unless sooner terminated as hereinafter provided.
_____________________
* Lessee may begin utilizing the warehouse, rent free, upon full execution of this Lease by both parties through September 30, 1997. All other terms and conditions of this Lease, including building security and utility payments, will apply during this early occupancy period.

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Rental

     3. Lessee shall pay to Lessor monthly base rent of $11,982.00 due on the first day of each month in advance, without offset or demand, commencing on October 1, 1997. Upon execution of this Lease, Lessee has paid to Lessor $0 representing the first month's rent due hereunder. In the event Lessee fails to pay the rent or any other payment called for under this Lease within ten (10) days of the time period specified, Lessee shall pay a late charge equal to five percent (5%) of the unpaid amount, which late charge shall be paid with the required payment.

     Upon execution of this Lease, Lessee has deposited $0 (the "Security Deposit") with Lessor to secure Lessee's performance of its obligations hereunder. If Lessee defaults hereunder, then Lessor may, after the appropriate notices have been given as provided herein, without prejudice to Lessor's other remedies, apply part or all of the Security Deposit to cure Lessee's default. If Lessor so uses part or all of the Security Deposit, Lessee shall, within ten
(10) days after written demand, pay Lessor the amount necessary to restore the Security Deposit to its original amount. Lessor shall not be required to pay any interest on the Security Deposit. If Lessor sells the Premises, the Security Deposit shall be transferred to the purchaser and Lessor shall be relieved of any further liability in relation to the Security Deposit. At the termination of this lease and after Lessee has vacated the Premises, Lessor may use the Security Deposit to cure any defaults of Lessee or to apply to expenses or repairing or cleaning the Premises, if necessary. In the event all or any portion of the Security Deposit remains after paying for such items, said amount shall be paid to Lessee within thirty (30) days of said termination and vacating of the Premises.

Utility Bills

     4. Lessee shall place utility bills of all types in its name and shall pay same, along with all assessments pertaining to the Premises, including, but not limited to, water and sewer, natural gas, electricity, fire protection and sanitary pick up bills for the Premises, or used by Lessee in connection therewith. If Lessee does not pay same, Lessor may pay the same and such payment shall be added to and treated as additional rental of the Premises.

Mortgage Rights

     5. Lessee's rights shall be subject to any bona fide mortgage or deed to secure debt which is now, or may hereafter be, placed upon the Premises by Lessor, and Lessee agrees to execute and deliver such documentation as may be required by any such mortgagee to effect any subordination within ten (10) days of receipt of a request for such execution provided, however, that such subordination shall be upon the express condition that the validity of this Lease shall be recognized by the mortgagee or other lender and that, notwithstanding any default by the mortgagor or borrower with respect to said mortgage or deed to secure debt or any foreclosure

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thereof, Lessee's possession and right of use under this Lease shall not be disturbed by such mortgagee or other lender unless and until Lessee shall breach any of the provisions hereof and this Lease or Lessee's right to possession hereunder shall have been terminated in accordance with the provisions hereof.

Maintenance and Repairs by Lessee

     6. Lessee shall not allow the Premises to fall out of repair or deteriorate, and, at Lessee's own expense, Lessee shall keep and maintain the Premises, including paving, in good order and repair, except portions of the Premises to be repaired by Lessor under terms of Paragraph 7 below and keep the Premises free and clear of trash and debris and in a clean and sanitary condition, free from pests and rodents. Lessor agrees to care for the grounds around the building, including regular mowing of grass, mulching, lawn and landscape maintenance and general landscaping. In the event Lessee fails to make said repairs, then Lessor may, but shall not be obligated to, make such repairs, in which event, Lessee shall promptly reimburse Lessor, as additional rent, for all expenses incurred thereby. Lessee also agrees to keep all systems pertaining to water, fire protection, drainage, sewer, electrical, heating, ventilation, air conditioning and lighting in good order and repair, and shall maintain at all times a maintenance contract for the heating, ventilation and air conditioning equipment. Said maintenance contract shall provide for regular inspection and filter changes. The Lessee covenants and agrees that during the term of this Lease and for such further time as the Lessee, or any person claiming under it, shall hold the Premises or any part thereof, it shall not cause the estate of the Lessor in the Premises to become subject to any lien, charge or encumbrance whatsoever, it being agreed that the Lessee shall have no authority, express or implied, to create any lien, charge or encumbrance upon the estate of the Lessor in the Premises.

Repairs by Lessor

     7. Lessor agrees to keep in good repair the roof, foundations and exterior walls, exclusive of painting, exclusive of all glass and exclusive of all exterior doors. Lessor gives to Lessee exclusive control of the Premises and shall be under no obligation to inspect the Premises. Lessee shall promptly notify Lessor of any damage covered under this paragraph, and Lessor shall be under no duty to repair unless it receives notice of such damage.

Modifications and Alterations to the Premises

     8. No modifications or alterations to the building on the Premises or openings cut through the roof are allowed without prior written consent of Lessor, which consent shall not be unreasonably withheld. In the event any such modifications or alterations are performed, same shall be completed in accordance with all applicable codes and regulations. Any alterations or improvements to the Premises made by Lessee shall at once become the property of Lessor and shall be surrendered to Lessor upon the expiration or prior termination of this Lease; provided, however, Lessor, at its option, may require Lessee to remove any improvements or repair any

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alterations in order to restore the Premises to the condition existing at the time Lessee took possession. This clause shall not apply to moveable equipment or trade fixtures owned by Lessee, which may be removed by Lessee at the end of the term, provided that any damage caused by such removal shall be repaired by Lessee. Lessor agrees that, upon request of Lessee made prior to the making of any permanent modifications or alterations, Lessor shall notify Lessee as to whether it will require the removal of such modifications or alterations upon the expiration or termination of the Lease. If Lessor notifies Lessee that it will not require such removal and Lessee thereafter proceeds with the making of such modifications or alterations, Lessor shall be bound by such notification.

Return of Premises

     9. Lessee agrees to return the Premises to Lessor, at the expiration or prior termination of this Lease, broom clean and in as good condition and repair as when first received, natural wear and tear, damage by storm, fire, lightning, earthquake or other casualty excepted. Lessee agrees to remove its personal property from the Premises at the expiration or prior termination of this Lease. Failure to comply with this paragraph will constitute holding over by Lessee.

Destruction of or Damage to Premises

     10. If the Premises are totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Lessor and Lessee as of that date. If the Premises are damaged, but not wholly destroyed by any of such casualties, rental shall abate in such proportion as use of the Premises has been destroyed, and Lessor shall restore the Premises to substantially the same condition as before damage as speedily as practicable, whereupon full rental shall recommence; provided however, that if the damage shall be so extensive that the same cannot be reasonably repaired and restored within six
(6) months from date of the casualty, then either Lessor or Lessee may terminate this Lease by giving written notice to the other party within thirty (30) days from the date of such casualty. In the event of such termination, rental shall be apportioned and paid up to date of such casualty.

Indemnity

     11. Lessee agrees to indemnify and hold harmless the Lessor against all claims for injuries to persons or damages to property by reason of the use or occupancy of the Premises, the improvements on the Premises or the failure or cessation of services to the Premises except for claims for injuries or damages which are the result of the gross negligence or willful misconduct of Lessor, its employees, agents or contractors. and all expenses incurred by Lessor because of such injuries or occupancy, including attorneys' fees and court costs.

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Governmental Orders

     12. Lessee agrees, at its own expense, to promptly comply with all requirements of any legally constituted public authority made necessary by reason of Lessee's use or occupancy of the Premises or operation of its business. Lessor agrees to promptly comply with any such requirements if not made necessary by reason of Lessee's occupancy or operation of the Premises. It is mutually agreed, however, between Lessor and Lessee, that if in order to comply with such requirements, the cost to Lessor or Lessee, as the case may be, shall exceed a sum equal to one year's rent (as measured by the year in which the requirements arise), then Lessor or Lessee who is obligated to comply with such requirements is privileged to terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate necessity of compliance with such requirement by the party giving notice unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all cost of compliance in excess of one year's rent, or secure payment of such sum in manner satisfactory to the party giving notice. Notwithstanding any provisions or limitations to this paragraph to the contrary, Lessee shall be responsible for any and all costs and expenses arising from any violations of environmental laws or regulations caused by Lessee's activities or occupancy of the Premises. Further, Lessee's option to terminate this Lease due to the cost of compliance with environmental laws or regulations shall only be available to Lessee if the law or regulation in question was enacted after the date of this Lease.

Condemnation

     13. If the whole of the Premises, or such portion thereof as will make the Premises unusable for the purpose herein leased, shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then, in any of said events the term hereby granted shall cease from the time when possession or ownership thereof is taken by public authorities and rental shall be accounted for as between Lessor and Lessee as of that date. Such termination, however, shall be without prejudice to the rights of either Lessor or Lessee to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Lessee, nor Lessor, shall have any rights in any award made to the other by any condemnation.

Assignment

     14. Lessee may not assign this Lease, or any interest thereunder, or sublet the Premises in whole or in part without the prior express written consent, which consent shall not be unreasonably withheld or delayed, of Lessor and without giving prior written notice to Lessor of intent to assign or sublease. Subtenants or assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability. Lessee agrees not to assign or sublease the Premises to any one who will create a nuisance or trespass, nor use the Premises for any illegal purpose; nor in violation of any valid regulations of any governmental body; nor

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in any manner to vitiate the insurance. Lessee further agrees that if such subtenant or assignee is required to pay a rental amount greater than the rental amount required to be paid by Lessee hereunder, then Lessor shall be entitled to receive and shall be paid such increased amount. Upon any such sublease or assignment, Lessee shall provide Lessor with copies of any and all documents pertaining to such sublease or assignment. Notwithstanding the foregoing, Lessor's consent shall not be required for an assignment of the Lease to any entity controlling, controlled by or under common control with Lessee, provided that (i) Lessee gives Lessor prior written notice of such assignment, and (ii) the creditworthiness of the assignee is of approximately equal to that of Lessee.

Hazardous Substances

     15. Lessee will not use or suffer the use (by Lessee or any other person or entity) of the Premises as a landfill or as a dump for garbage or refuse, and shall not permit any hazardous or toxic waste, substance, contaminant, asbestos, oil, radioactive or other material, the removal of which is required or the maintenance or storage of which is prohibited, regulated, or penalized by any local, state, or federal agency, authority, or governmental unit, to be brought onto the Premises or if so brought or found located thereon, shall cause the same to be immediately removed, unless the storage, use, treatment, and disposal of same is in full compliance with all applicable federal, state and local laws and regulations pertaining thereto, and Lessee's obligation to so remove shall survive the termination of this Lease. Lessee will not use or suffer the use of the Premises in any manner other than in full compliance with all applicable federal, state and local environmental laws and regulations. Lessor warrants and represents that it has not received any notice from a governmental agency for violation of any environmental laws and regulations, and each party agrees that if any such notice is received, it shall immediately notify the other party orally and in writing. Lessee shall indemnify, defend, and hold Lessor harmless from and against any and all costs, damages, and expenses (including, without limitation, environmental compliance or response costs, costs for all remedial action and/or damage to third parties, attorneys' fees and court costs at both trial and appellate levels, and damages for business interruption and any lost profits) resulting, directly or indirectly, from any environmental contamination of the Premises occurring during the term hereof or any misstatement or misrepresentation of facts concerning the matters recited in this paragraph. Lessor shall indemnify, defend, and hold Lessee harmless from and against any and all costs, damages, and expenses resulting, directly or indirectly, from any environmental contamination of the Premises occurring prior to the commencement of the term hereof. This indemnity shall survive the expiration or earlier termination of this Lease. In addition, at the end of the term of this Lease or earlier termination hereof, Lessee, upon request by the Lessor, shall cause, at Lessee's expense, an environmental study to be conducted of the Premises by a person or firm approved by Lessor to ensure that no hazardous wastes, hazardous substances or other such materials have been stored, handled, treated or disposed of on the Premises during the term of this Lease in violation of any applicable law.

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Removal of Fixtures

     16. Lessee may (if not in default hereunder) prior to the expiration of this Lease, or any extension hereof, remove all fixtures and equipment which Lessee has placed in the Premises, provided Lessee repairs all damages to the Premises caused by such removal. Provided, however, Lessee shall not remove, under any circumstances, the following: heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers. In the event this Lease is terminated for any reason, any property remaining in or upon the Premises may be deemed to become property of the Lessor and Lessor may dispose of same as it deems proper with no liability to Lessor and no obligation to Lessee.

Default Remedies

     17. It is mutually agreed that in the event: (A) the rent herein reserved is not paid at the time and place when and where due and Lessee fails to pay said rent within ten (10) days after written demand from Lessor; (B) the Premises shall be deserted or vacated without Lessor's prior written consent and Lessee fails to maintain the Premises or Lessee fails to give Lessor notice of its intent to vacate; (C) the Lessee shall fail to comply with any term, provision, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within twenty (20) days after notice to the Lessee of such failure to comply (except in the case of any default which cannot with diligence be cured within such twenty (20) day period provided that Lessee commences the cure of such default prior to the expiration of such twenty (20) day period and proceeds diligently to cure such default); or (D) Lessee shall fail to comply with any term, provision, condition, or covenant under any other agreement between Lessee and Lessor, or breach any obligation owing to Lessor or any affiliate of Lessor, and shall not cure such failure or breach within twenty
(20) days after notice thereof to Lessee, in any of such events, Lessor shall have the option at once, or during continuance of such default or condition to do any of the following, in addition to, and not in limitation of any other remedy permitted by law or by this Lease:

     (1) Terminate this Lease, in which event Lessee shall immediately surrender the Premises to Lessor. Lessee agrees to indemnify Lessor for all loss, damage and expense which Lessor may suffer by reason of such termination, whether through inability to relet the Premises, through decrease in rent, through incurring court costs, actual attorneys' fees or other costs in enforcing this provision or otherwise.

     (2) Lessor, with or without terminating this Lease, may terminate Lessee's right of possession, and, at Lessor's option without notice or resort to legal proceedings, reenter, take possession of and rent the Premises at the best price obtainable by reasonable effort, without advertisement and by private negotiations and for any term Lessor deems proper. Lessee shall be liable to Lessor for the deficiency, if any, between Lessee's rent hereunder and the price obtained by Lessor on

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          reletting and for any damage, actual attorneys' fees or
          expenses incurred by Lessor in enforcing its rights under this provision.

     (3) Lessor also retains the right to apply for and obtain a dispossessory action against Lessee and to hold Lessee liable for all costs incident to seeking such dispossessory action, including actual attorneys' fees and court costs.

Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law. Lessor shall have the duty to mitigate any possible damages which may be incurred pursuant to any such default by Lessee except in the event Lessee deserts or vacates the Premises without prior notification to Lessor. Any notice in this provision may be given by Lessor or its attorney.

Entry for Carding, Etc.

     18. Lessor may card the Premises "For Lease" or "For Sale" one hundred ninety (90) days before the termination of this Lease, Lessor may enter the Premises with prior notice to Lessee at reasonable hours during the term of this Lease to exhibit same to prospective purchases or tenants and to make repairs required of Lessor under the terms hereof, or to make repairs to Lessor's adjoining property, if any.

Effects of Termination of Lease

     19. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Lessor's right to collect rent for the period prior to termination thereof.

No Estate in Land

     20. This contract shall create the relationship of landlord and tenant between Lessor and Lessee; no estate shall pass out of Lessor; Lessee has only a usufruct, not subject to levy and sale, and not assignable by Lessee except as provided in Paragraph 14 above.

Holding Over

     21. If Lessee remains in possession of the Premises after expiration of the term hereof without Lessor's acquiescence, such holdover shall be as a tenant at sufferance and not as a tenant at will, and the rental rate shall become one and one-half times the amount in effect at the end of said term of this Lease. In no event shall the collection or payment or rent during such holdover period cause Lessee to be or be deemed a tenant at will. Lessee shall have no right to notice under O.C.G.A. Section 44-7-7 of the termination of its tenancy; Lessee agrees to vacate and deliver the Premises to Lessor immediately upon Lessee's receipt of notice from Lessor to vacate. Should Lessee fail to so vacate the Premises, Lessee shall be subject to dispossession without further notice, by summary dispossessory proceedings, in addition to any and all other remedies to

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which Lessor may be entitled by law or under this Agreement. No holding over by
Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease except as otherwise expressly provided in a written agreement executed by both Lessor and Lessee.

Rights Cumulative

     22. All rights, powers and privileges conferred hereunder upon parties hereto shall be cumulative but not restrictive to those given by law.

Notices

     23. Any notice given pursuant to this Lease shall be in writing and sent by certified mail, return receipt requested, or by reputable overnight courier to:

          (a) Lessor in care of Gwinnett Industries, Inc., P.O. Box 67, Tucker, GA 30085-0067, or such other address as Lessor may hereafter designate in writing to Lessee.

          (b) Lessee in care of SED International, Inc., Attn: Ray D. Risner, President 4916 N. Royal Atlanta Dr., Tucker,
               GA 30084, or such other address as Lessee may hereafter designate in writing to Lessor.

Any notice sent in the manner set forth above shall be deemed sufficiently given for all purposes hereunder on the day said notice is deposited in the mail or with the courier.

Waiver of Rights

     24. No failure of Lessor to exercise any power given Lessor hereunder, or to insist upon strict compliance by Lessee with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Lessor's right to demand strict compliance with the terms hereof.

Time of Essence

     25.  Time is of the essence in this Lease.

Definitions

     26. "Lessor" as used in this Lease shall include Lessor, its heirs, representatives, assigns, and successors in title to the Premises. "Lessee" shall include Lessee, its heirs and representatives, successors, and if this Lease shall be validly assigned or sublet, shall include also Lessee's assignees or subleassees, as to the Premises covered by such assignment or sublessees.

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"Lessor" and "Lessee" include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

Exterior Sign

     27. Lessee shall have the right to erect at Lessee's sole expense a sign on an exterior wall of the building on the Premises. This sign shall be securely attached and parallel to said wall, and shall not be other than a customary trade sign identifying the business of Lessee. Lessee shall not erect this sign over the roof line or on the roof, nor shall it paint or otherwise deface the exterior walls of the building. The erection of this sign by Lessee shall be subject to and in conformity with all applicable laws, zoning ordinances and building restrictions or covenants of record and must be approved by Lessor, which approval shall not be unreasonably withheld or delayed, based on a scaled drawing provided by Lessee, before installation. In the event a sign is erected by Lessee without Lessor's consent, Lessor shall have the right to remove said sign and charge the cost of such removal to Lessee as additional rent hereunder. Except upon prior written consent from Lessor, in no event shall Lessee utilize any portable or vehicular signs at the Premises. On or before termination of this Lease Lessee shall remove the sign thus erected, and shall repair any damage or disfigurement, and close any holes, caused by such removal.

Ad Valorem Taxes

     28. Commencing in the year 1998, and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee shall pay as additional rent all ad valorem taxes levied or assessed against the Premises in excess of the ad valorem taxes levied against the Premises for the year 1997. Upon being notified by Lessor of said increased ad valorem taxes, Lessee will remit said amount to Lessor within thirty (30) days.

Use of Premises and Insurance

     29. (A) The Premises shall be used for distribution of electronic parts and related purposes, and shall not be used for any illegal purposes, nor in any manner to create any nuisance or trespass, nor in any manner to vitiate or increase insurance premiums on the Premises, nor for any other purpose.

          (B) Lessor will carry, at Lessor's cost and expense, "All Risk" Insurance Coverage on the Premises in an amount not less than $742,960.00 or the full insurable value, whichever is greater, based on occupancy and use by Lessee as defined above. The term "full insurable value" shall mean the actual replacement cost, excluding foundation and excavation costs, as determined by Lessor. Commencing in the year 1998, and during each remaining year of the Lease term herein granted, or any renewal hereof, Lessee shall reimburse Lessor as additional rent for all sums paid by Lessor for the above coverage in excess of the annual premium for said coverage for the year 1997. Lessee agrees that any increase in Lessor's

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insurance premium caused by occupancy of any subtenant or assignee of Lessee will be paid by Lessee. Upon being notified by Lessor of said increased premium, Lessee will remit said amount to Lessor within thirty (30) days.

          (C) Lessee will carry, at Lessee's own expense, insurance coverage on all equipment, inventory, fixtures, furniture, appliances and other personal property on the Premises.

          (D) Lessee shall procure, maintain and keep in full force and effect at all times during the term of this Lease and any renewal hereof, commercial general liability insurance insuring Lessor and Lessee against all claims and demands for injury to, or death of, persons, or damage to property which may be claimed to have occurred upon the Premises in an amount not less than $2,000,000.00, per occurrence of coverage for injury (including death) to one or more persons attributable to a single occurrence and for property damage.

     To the full extent permitted by law, Lessor and Lessee each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is either obtained or reinstated.

     All insurance provided for in this Lease shall be effected under enforceable policies issued by insurers of recognized responsibility licensed to do business in the state where the Premises are located. At least 15 days prior to the expiration date of any policy procured by Lessee, the original renewal policy for such insurance shall be delivered by the Lessee to the Lessor. Within 15 days after the premium on any such policy shall become due and payable, the Lessor shall be furnished with satisfactory evidence of its payment. An original binder certificate along with a copy of the original policy or policies shall be delivered to Lessor at the commencement of this Lease.

     If the Lessee provides any insurance required by this Lease in the form of a blanket policy, the Lessee shall furnish satisfactory proof that such blanket policy complies in all respects with the provisions of this Lease, and that the coverage thereunder is at least equal to the coverage which would be provided under a separate policy covering only the Premises.


     If the Lessor so requires, the policies of insurance provided for shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgagee clause. All such policies shall, to the extent obtainable provide that any loss shall be payable to the Lessor or to the holder of any mortgage notwithstanding any act or negligence of the Lessee which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be

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canceled without at least thirty days prior written notice to the
Lessor and to the holder of any mortgage to whom loss hereunder may be payable.

Miscellaneous

     30. If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than those which or to which used may be held invalid or unenforceable, shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. Any money judgment against Lessor shall be satisfied only out of the right, title and interest of Lessor in the Premises, and in no event shall Lessee have the right to levy execution against any property of Lessor other than its interest in the Premises. Lessor and Lessee hereby waive trial by jury in any action or proceeding arising under this Lease. This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written.

Signed, sealed and delivered            GWINNETT INDUSTRIES, INC.
in the presence of:                     a Georgia corporation

/s/ Michael G. Kearn                    By:   /s/ Lawrence P. Callahan
- -------------------------------            ----------------------------
Witness                                 Title: Treasurer
                                                     (Corp. Seal)
                                        LESSOR

Signed, sealed and delivered            SED INTERNATIONAL, INC.
in the presence of:                     a Delaware corporation

/s/ Larry Ayers CFO                     By:  /s/ Ray D. Risner
- -------------------------------            -----------------------------
Witness                                 Title:  Ray D. Risner, President

                                                       (Corp. Seal)
                                         LESSEE

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

                          ADDENDUM TO LEASE AGREEMENT

                             DATED AUGUST 11, 1997


                 BETWEEN GWINNETT INDUSTRIES, INC. ("LESSOR")
                                      AND
                            SED INTERNATIONAL, INC.


     This Addendum to Lease Agreement ("Addendum") is attached to, and modifies and supplements, the Lease Agreement referenced above. Unless otherwise defined herein, capitalized terms used in this Addendum have the meanings given them in the Lease. Where the provisions of this Addendum conflict with the provisions of the Lease, this Addendum shall control.

     1. Lessee has the option to cancel this Lease on the anniversary date of each year of the Lease by giving Lessor a 180-day written notice and penalty payments as follows:
          (A) Notice to be given by April 3, 1998 along with penalty payment of $16,000.00.
          (B) Notice to be given by April 3, 1999 along with penalty payment of $8,000.00.

     2. Lessor, at Lessor's expense, will provide the following items by the lease and rent commencement date of October 1, 1997:
          (A) Insure all mechanical systems, including HVAC, plumbing, and electrical systems, are in good working order.
          (B) Renovation of existing office area and construction of additional office area to be agreed on between Lessee and Lessor.

     3.   Option to Renew
          ---------------
          Lessee shall have the option to extend this Lease for one additional three (3) year term commencing at the expiration of the original term at Eleven Thousand Nine Hundred Eighty-Two and No/100 ($11,982.00) Dollars per month, under the same terms and conditions, provided Lessee has fulfilled in a timely manner all of the terms and conditions of this Lease. Notice of Lessee's intent to exercise this option must be received in writing by April 3, 2000, if this option is to be exercised.

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